UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 15, 2009
PFGI CAPITAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-8019-01	04-3659419

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 East Ninth Street, Cleveland, Ohio	44114-3484

(Address of Principal Executive Offices)	(Zip Code)
1-800-622-4204

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 15, 2009, at a regular meeting of the Board of Directors of PFGI Capital Corporation, the Board appointed Thomas A. Richlovsky to serve as a director and as president until the next annual meeting and until a successor is duly elected and qualified. Mr. Richlovsky is an employee of National City Bank. Additionally, the Board appointed Randall C. King to serve as a director until the next annual meeting and until a successor is duly elected and qualified. Mr. King is an employee of PNC Bank, National Association. Additionally, Linda K. Erkkila, secretary and a director of PFGI Capital Corporation, resigned as director and secretary of PFGI Capital Corporation effective today.

Item 8.01.	Other Events
The July 15, 2009 news release announced PFGI Capital Corporation’s confirmation of the cash payment on the Series A Preferred and Series B Preferred Stock.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits:

Exhibit No.	Exhibit Description

99.1	News release issued by PFGI Capital Corporation dated July 15, 2009
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PFGI Capital Corporation (Registrant)
Dated: July 15, 2009	By /s/ Doris M. Malinowski
Doris M. Malinowski Chief Financial Officer and Treasurer

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